UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)       Effective March 1, 2014, Stephen E. Gorman will retire from his position as Executive Vice President & Chief Operating Officer of Delta Air Lines, Inc. (“Delta” or the “Company”).

(c)       On February 7, 2014, Delta’s Board of Directors promoted Wayne Gilbert (“Gil”) West, age 53, to the position of Executive Vice President & Chief Operating Officer effective March 1, 2014. Prior to becoming Executive Vice President & Chief Operating Officer, Mr. West served as Delta’s Senior Vice President – Airport Customer Service & Technical Operations, a position he has held since February 2012. Mr. West joined Delta in March 2008 as Delta’s Senior Vice President – Airport Customer Service and served in that position until 2012.

In connection with this appointment, the Personnel & Compensation Committee of the Board increased Mr. West’s base salary to $500,000. Mr. West will continue to participate in Delta’s annual and long-term incentive plans for management employees, perquisite programs available to senior executives and broad-based employee retirement and welfare plans and other benefits. A copy of Delta’s press release announcing Mr. West’s appointment is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1	Press Release dated February 7, 2014 titled “Delta names Gil West executive vice president and chief operating officer”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Richard B. Hirst
Date: February 7, 2014	Richard B. Hirst Executive Vice President and Chief Legal Officer

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EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated February 7, 2014 titled “Delta names Gil West executive vice president and chief operating officer”

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